   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 24, 1997.

                                                      REGISTRATION NO. 333-18247
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              DELTEK SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               VIRGINIA                                7371                               54-1252625
   (STATE OR OTHER JURISDICTION OF         (PRIMARY STANDARD INDUSTRIAL                (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)         CODE CLASSIFICATION NUMBER)               IDENTIFICATION NO.)

                            ------------------------

                             8280 GREENSBORO DRIVE
                             MCLEAN, VIRGINIA 22102
                                 (703) 734-8606
   (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               KENNETH E. DELASKI
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              DELTEK SYSTEMS, INC.
                             8280 GREENSBORO DRIVE
                             MCLEAN, VIRGINIA 22102
                                 (703) 734-8606
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

       DENNIS C. SULLIVAN, ESQ.               ROBERT E. GREGG, ESQ.               THOMAS A. BEVILACQUA, ESQ.
     CHRISTOPHER J. HURLEY, ESQ.           BENTON BURROUGHS, JR., ESQ.               NORA L. GIBSON. ESQ.
     GRAY CARY WARE & FREIDENRICH              HAZEL & THOMAS, P.C.            BROBECK, PHLEGER & HARRISON, LLP
      A PROFESSIONAL CORPORATION             3110 FAIRVIEW PARK DRIVE               TWO EMBARCADERO PLAZA
         400 HAMILTON AVENUE                        SUITE 1400                          2200 GENG ROAD
         PALO ALTO, CA 94301                  FALLS CHURCH, VA 22042                 PALO ALTO, CA 94303
            (415) 328-6561                        (703) 641-4200                        (415) 424-0160

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                            ------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                EXPLANATORY NOTE



     Amendment No. 2 is being filed solely for the purpose of making certain changes to Part II of the Registration Statement and filing certain exhibits to the Registration Statement.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by the Registrant and the Selling Shareholders in connection with the sale and distribution of the securities being registered. All amounts shown are estimates except the Securities and Exchange Commission registration fee, the NASD filing fee and The Nasdaq National Market application fee.

                                                             TO BE PAID BY   TO BE PAID BY
                                                                  THE         THE SELLING
                                                              REGISTRANT     SHAREHOLDERS     TOTAL
                                                             -------------   -------------   --------
Securities and Exchange Commission registration fee........    $   6,697       $   6,441     $ 13,138
NASD filing fee............................................        2,710           2,126        4,836
Nasdaq National Market application fee.....................       56,867              --       56,867
Accounting fees and expenses...............................      150,000              --      150,000
Legal fees and expenses....................................      260,000          15,000      275,000
Printing and engraving fees and expenses...................      125,000              --      125,000
Transfer agent and registrar fees..........................       15,000              --       15,000
Blue Sky qualification fees and expenses...................        5,000              --        5,000
Directors' and officers' liability insurance...............      140,000              --      140,000
Miscellaneous expenses.....................................       38,726           1,433       40,159
                                                                --------        --------     --------
          Total............................................    $ 800,000       $  25,000     $825,000
                                                                ========        ========     ========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 10 of the Virginia Stock Corporation Act (the "VSCA") allows for indemnification, in certain circumstances, by a corporation of any person threatened with or made a party to any action, suit or proceeding by reason of the fact that he or she is, or was, a director, officer, employee or agent of such corporation. The Registrant's Articles of Incorporation (Exhibit 3.1) provide for mandatory indemnification of its directors and officers and for discretionary indemnification of any employee or agent to the full extent permitted by the VSCA, including in circumstances in which indemnification is otherwise discretionary under the VSCA. In addition, the Registrant intends to enter into separate indemnification agreements (Exhibit 10.10) with its directors and officers setting forth certain procedures and other conditions applicable to claims for indemnification pursuant to the Company's Articles of Incorporation and agreeing, subject to certain limitations, to obtain and maintain directors' and officers' liability insurance coverage for its directors and officers. These indemnification provisions may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

     The Underwriting Agreement (Exhibit 1.1) provides for indemnification by the Underwriters of the Registrant and its officers and directors for certain liabilities arising under the Securities Act, or otherwise.

     At present, there is no pending litigation or proceeding involving a director, officer, employee or other agent of the Registrant in which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in a claim for indemnification by any director, officer, employee or other agent of the Registrant.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     (a) Since December 31, 1993, the Registrant has sold and issued the following securities, as adjusted to give effect to the three-for-one stock split effected by means of a stock dividend in December 1996:

          (i) The Company issued 102,000 shares of its Common Stock in connection with its acquisition of The Allegro Group, Inc., which was consummated on September 15, 1996.

          (ii) The Company has granted options to purchase an aggregate of 870,000 shares of its Common Stock to employees pursuant to its option plans.

          (iii) The Company has issued an aggregate of 133,500 shares of its Common Stock upon exercise of employee stock options.

     (b) There were no underwriters, brokers or finders employed in connection with any of the transactions set forth in Item 15(a).

     (c) The issuance described in Item 15(a)(i) was deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) thereof as a transaction not involving any public offering. The issuances described in Item 15(a)(ii) and (iii) were deemed exempt from registration under the Securities Act in reliance upon Rule 701 promulgated thereunder.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) The following exhibits are filed with this Registration Statement:


    EXHIBIT
    NUMBER                                     EXHIBIT TITLE
    ------    --------------------------------------------------------------------------------
      1.1     Form of Underwriting Agreement (draft dated January 15, 1997).
      3.1     Amended and Restated Articles of Incorporation of the Registrant.
      3.2     Amended and Restated Bylaws of the Registrant.
      4.1     Specimen Common Stock certificate of the Registrant.
      5.1     Opinion and Consent of Gray Cary Ware & Freidenrich, A Professional Corporation.
     10.1     1987 Employee Stock Option Plan.
     10.2     Employee Time Accelerated Stock Option Plan (revised).
     10.3     1996 Stock Option Plan.
     10.4     1996 Employee Stock Purchase Plan.
    *+10.5    OEM Software License Agreement by and between the Company and Centura Software
              Corporation dated as of March 1, 1993, as amended.
    *+10.6    Cognos Desktop OEM Agreement by and between the Company and Cognos Corporation dated as of February 28, 1994, as amended.
    *+10.7    Micro Focus OSX Application Vendor License Agreement by and between the Company and Micro Focus Incorporated dated as of June 10, 1993, as amended.
     10.8     Agreement of Lease by and between the Company and Tysons Corner Limited
              Partnership, dated as of November 12, 1991, as amended.
     10.9     Agreement of Lease by and between the Company and Tysons Corner Limited
              Partnership, dated as of November 12, 1992, as amended.
    10.10     Form of Indemnity Agreement for officers and directors.
    10.11     Form of Tax Indemnification Agreement.
    10.12     Seventh Amendment to Agreements of Lease by and between the Company and Tysons
              Corner Limited Partnership, dated as of December 17, 1997.
     11.1     Computation of per share earnings.
     23.1     Consent of Arthur Andersen LLP.
     23.2     Consent of Gray Cary Ware & Freidenrich, A Professional Corporation. Reference
              is made to Exhibit 5.1.
     23.3     Consent of Hazel & Thomas, P.C.
     23.4     Consent of Darrell J. Oyer.
     24.1     Power of Attorney. Reference is made to Page II-4.
     27.1     Financial Data Schedule (revised) (filed in EDGAR format only).


---------------


*   Filed with Amendment No. 2. All other Exhibits have previously been filed.



+   This Exhibit has been filed separately with the Commission pursuant to an application for confidential treatment. The confidential portions of this Exhibit have been omitted and are marked by an asterisk.

     (b) Financial Statement Schedules:

        Report of Independent Public Accountants on Schedules

        Schedule II -- Valuation and Qualifying Accounts

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 14 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of Prospectus filed by the Registrant pursuant to Rule 424 (b) (1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

          (2) For the purpose of determining any liability under the Securities Act of 1933, each posteffective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, State of Virginia, on the 24th day of February 1997.


                                          DELTEK SYSTEMS, INC.

                                          By: /s/ KENNETH E. DELASKI
                                            ------------------------------------
                                            Kenneth E. deLaski
                                            President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                   SIGNATURE                               TITLE                    DATE
-----------------------------------------------  --------------------------  ------------------

                                                 President, Chief Executive   February 24, 1997
/s/            KENNETH E.  DELASKI               Officer and Director
-----------------------------------------------  (Principal Executive
             (Kenneth E. deLaski)                Officer

                                                 Chief Financial Officer      February 24, 1997
                ALAN R. STEWART*                 (Principal Financial and
-----------------------------------------------  Accounting Officer)
               (Alan R. Stewart)

                                                 Chairman of the Board of     February 24, 1997
                DONALD DELASKI*                  Directors
-----------------------------------------------
               (Donald deLaski)

                                                 Director                     February 24, 1997
               ROBERT E. GREGG*
-----------------------------------------------
               (Robert E. Gregg)

*By: /s/      KENNETH E. DELASKI
-----------------------------------------------
              Kenneth E. deLaski
               Attorney-in-Fact

                                 EXHIBIT INDEX


    EXHIBIT
    NUMBER                                  EXHIBIT TITLE                                  PAGE
    ------    --------------------------------------------------------------------------   ----
      1.1     Form of Underwriting Agreement (draft dated January 15, 1997). ...........
      3.1     Amended and Restated Articles of Incorporation of the Registrant. ........
      3.2     Amended and Restated Bylaws of the Registrant. ...........................
      4.1     Specimen Common Stock certificate of the Registrant. .....................
      5.1     Opinion and Consent of Gray Cary Ware & Freidenrich, A Professional
              Corporation. .............................................................
     10.1     1987 Employee Stock Option Plan. .........................................
     10.2     Employee Time Accelerated Stock Option Plan (revised). ...................
     10.3     1996 Stock Option Plan. ..................................................
     10.4     1996 Employee Stock Purchase Plan. .......................................
    *+10.5    OEM Software License Agreement by and between the Company and Centura
              Software Corporation dated as of March 1, 1993, as amended. ..............
    *+10.6    Cognos Desktop OEM Agreement by and between the Company and Cognos
              Corporation dated as of February 28, 1994, as amended. ...................
    *+10.7    Micro Focus OSX Application Vendor License Agreement by and between the
              Company and Micro Focus Incorporated dated as of June 10, 1993, as amended. .................................................................
     10.8     Agreement of Lease by and between the Company and Tysons Corner Limited
              Partnership, dated as of November 12, 1991, as amended. ..................
     10.9     Agreement of Lease by and between the Company and Tysons Corner Limited
              Partnership, dated as of November 12, 1992, as amended. ..................
    10.10     Form of Indemnity Agreement for officers and directors.
    10.11     Form of Tax Indemnification Agreement. ...................................
    10.12     Seventh Amendment to Agreements of Lease by and between the Company and
              Tysons Corner Limited Partnership, dated as of December 17, 1997. ........
     11.1     Computation of per share earnings. .......................................
     23.1     Consent of Arthur Andersen LLP. ..........................................
     23.2     Consent of Gray Cary Ware & Freidenrich, A Professional Corporation.
              Reference is made to Exhibit 5.1. ........................................
     23.3     Consent of Hazel & Thomas, P.C. ..........................................
     23.4     Consent of Darrell J. Oyer. ..............................................
     24.1     Power of Attorney. Reference is made to Page II-4. .......................
     27.1     Financial Data Schedule (revised) (filed in EDGAR format only). ..........


---------------


*   Filed with Amendment No. 2. All other Exhibits have previously been filed.



+ This Exhibit has been filed separately with the Commission pursuant to an application for confidential treatment. The confidential portions of this Exhibit have been omitted and are marked by an asterisk.